UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2024

OMNITEK ENGINEERING CORP.

(Exact name of Registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

000-53955	33-0984450
(Commission File Number)	(IRS Employer Identification No.)

1333 Keystone Way, Suite 101, Vista, California 92081

(Address of principal executive offices, Zip Code)

(760) 591-0089

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A

Item 1.01Entry into a Material Definitive Agreement.

On May 3, 2024, the Company renewed and entered into an Employment Agreement with Werner Funk, the President and CEO of the Company. The term of the Employment Agreement shall be for a period of three (3) years, with a Base Salary of $150,000 per year with such salary reviewed on an annual basis by the Board of Directors. Additionally, concurrent and pursuant to the Employment Agreement, the Company granted o Werner Funk, the President and Chief Executive Officer, a stock option to purchase 300,000 shares of common stock, at an exercise price of $0.015 representing 110% of the closing price of the Company’s common stock as of May 3, 2024. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable at the rate of 1/36 per month.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibits 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 - Unregistered Sales of Equity Securities

On April 25, 2024, in consideration for their services as independent directors, the Company granted to each of Messrs. Gary S. Maier and John M. Palumbo, a Non-Qualified Stock Option pursuant to the 2017 Long-Term Incentive Plan to purchase 50,000 shares of common stock at an exercise price of $0.0160, representing 100% of the closing price of the common stock of the Corporation as of April 24, 2024. Said Options shall vest and be exercisable immediately and shall be exercisable for a period of seven years from the date of grant.

Also on April 25, 2024, the Company granted to Werner Funk, as a Director, a Non-qualified Stock Option pursuant to the 2017 Long-Term Incentive Plan, to purchase 50,000 shares of common stock at any exercise price of $0.0176, representing 110% of the closing price of the common stock of the Corporation as of April 24, 2024. Said Options shall vest and be exercisable immediately and shall be exercisable for a period of seven years from the date of grant.

On May 3, 2024, in conjunction with and pursuant to the Mr. Funk’s Employment, the Company granted to Werner Funk, the President and Chief Executive Officer, a stock option to purchase 300,000 shares of common stock, at an exercise price of $0.1155 representing 110% of the closing price of the Company’s common stock as of March 10, 2021. Such Options shall be exercisable for a period of seven years.  The Option shall vest and be exercisable at the rate of 1/36 per month.   No underwriters were used. The securities were issued pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. As the founder, a Director and the CEO of the Company Mr. Funk was intimately acquainted with the Company’s business plan and proposed activities at the time of issuance, and possessed information on the Company necessary to make an informed investment decision.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit Number	Description of Exhibit
10.1	Werner Funk Employment Agreement dated May 3, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnitek Engineering Corp.

	/s/	Werner Funk
Date: May 3, 2024		By: Werner Funk
Its: President and CEO